UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2010
Date of Report (Date of earliest event reported)

Bonfire Productions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd.
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

6302 Messedge Drive
Colorado Springs, Colorado  80919
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

In connection with the pending merger of Bonfire Productions, Inc. with cMoney, Inc. (“C$ cMoney”), MaloneBailey LLP (the “New Accountant”) has been engaged as the independent registered public accounting firm for Bonfire Productions, Inc. (“Bonfire”), replacing Seale and Beers, CPAs (the "Former Accountant").  MaloneBailey LLP was previously the accounting firm for C$ cMoney.  This change in certifying accountant was approved by Bonfire’s Board of Directors.

The Former Accountant's report on the financial statements of Bonfire for the years ended June 30, 2009 and 2008 were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to audit scope or accounting principles. However, the Former Accountant's report on the financial statements for the years ended June 30, 2009 and 2008 contained an explanatory  paragraph which noted that there was substantial doubt  about Bonfire’s ability to continue as a "Going Concern" due to recurring net losses, a working capital deficiency and negative cash flows from operations.

During the two years ended June 30, 2009, and from June 30, 2009 through the March 31, 2010, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

From the date Bonfire Productions retained the Former Accountant through the date of dismissal, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

Bonfire Productions did not consult with the New Accountant regarding the application of accounting  principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Bonfire’s financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by Bonfire in reaching a decision as to the accounting, auditing or financial reporting issues.

Bonfire has requested that the Former Accountant furnish it with a letter addressed to the Securities and  Exchange Commission stating whether it agrees with the above statements.  The requested letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

16.1           Letter from Seale & Beers, CPAs regarding change in certifying account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2010	Bonfire Productions, Inc.

By:	/s/ Jennifer Pharris

Jennifer Pharris

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Seale & Beers, CPAs regarding change in certifying account.